Exhibit 24.1
LIMITED POWER OF ATTORNEY

    The undersigned hereby constitutes and appoints John Duffy, Nishan Kottahachchi and Dorothy Hill, and each of them individually, with full power of substitution, as the undersigned’s true and lawful attorney-in-fact to:

(1)prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, or any rule or regulation of the SEC, and to manage the undersigned's Electronic Data, Gathering, Analysis and Retrieval ("EDGAR") account on the undersigned's behalf, including acting as the undersigned's account administrator(s) on EDGAR;

(2)execute for and on behalf of the undersigned, in the undersigned’s capacity as officer and/or director of Olaplex Holdings, Inc. (the “Company”), Forms 3, 4, 5 and any Schedules 13D or 13G in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder, Form 144 in accordance with Rule 144 under the Securities Act of 1933, and any other forms or reports the undersigned may be required to file in connection with the undersigned's ownership, acquisition or disposition of securities of the Company;

(3)do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4, 5, or 144 or Schedule 13D or 13G, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

(4)take any other action of any type whatsoever in connection with the foregoing that, in the opinion of each such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by each such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as each such attorney-in-fact may approve in each such attorney-in-fact’s discretion.

    The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact, or each such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that each foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended, or Rule 144 under the Securities Act of 1933.

    This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 144, 3, 4, 5, and any Schedules 13D or 13G with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each foregoing attorney-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of August 19, 2025.

By:    /s/ Amanda Baldwin
Name:     Amanda Baldwin
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